Exhibit 99.1

NETLIST REPORTS FIRST QUARTER 2017 RESULTS

IRVINE, CALIFORNIA, May 16, 2017 - Netlist, Inc. (NASDAQ: NLST), today reported financial results for the first quarter ended April 1, 2017.

Revenues for the first quarter ended April 1, 2017, were $9.4 million, compared to revenues of $4.6 million for the quarter ended April 2, 2016, an increase of 105%.  Gross profit for the quarter ended April 1, 2017, was $680,000, or 7.2% of revenues, compared to a gross profit of $3.5 million, or 75% of revenues, for the quarter ended April 2, 2016.  The first quarter of 2016 included $3.4 million in non-recurring engineering revenues and gross profit for Phase 1 of the five year Joint Development Agreement with Samsung Electronics.

Net loss for the first quarter ended April 1, 2017, was ($3.3) million, or ($0.05) loss per share, compared to a net loss in the prior year period of ($1.4) million, or ($0.03) loss per share.  These results include stock-based compensation expense of $0.3 million and $0.5 million for the three month periods ended April 1, 2017 and April 2, 2016, respectively.

As of April 1, 2017, cash and cash equivalents and restricted cash were $10.9 million, total assets were $19.8 million, working capital was $10.2 million, total debt, net of debt discounts, and accrued interest was $16.0 million, and stockholders’ deficit was ($3.5) million.

“We delivered an increase in first quarter revenue both consecutively and year over year.  These results have been made possible through the strategic partnership with Samsung and the inclusion of their high-end memory and storage products to our offering,” said C.K. Hong, Netlist’s Chief Executive Officer.  “We remain on track for initial customer sampling of HybriDIMM and continue to make progress with target customers for EV3 and NV4.  We also are pleased with the recently announced transaction with TRGP Capital Management to fund the patent infringement litigation against SK hynix at the U.S. International Trade Commission (ITC) and in Federal District Court.  The ITC trial concluded last week in Washington D.C. and a ruling is expected in early October from the Administrative Law Judge who presided over the proceeding.”

EBITDA and adjusted EBITDA are non-GAAP financial measures. These non-GAAP financial measures are described below under the heading “Note Regarding Use of Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure net income (loss) below under the heading “Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA.” Adjusted EBITDA was ($2.9) million for the quarter ended April 1, 2017, compared to adjusted EBITDA of ($0.8) million for the prior year period.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, May 16, 2017 at 5:00 p.m. Eastern Time to review the company’s results for the first quarter ended April 1, 2017.  The dial-in number for the call is 1-412-317-5443.  The live webcast and archived replay of the call can be accessed in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), may be considered non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring Netlist’s available capital resources, the operating performance of Netlist’s business and Netlist’s cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization, stock-based compensation and net other expense that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Netlist’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

Adjusted EBITDA loss is a non-GAAP measure in which the net interest expense, provision for income taxes, depreciation and amortization, stock-based compensation and net other (income) expense are added back to the GAAP basis loss. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the condensed consolidated financial statements portion of this release under the heading “Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA.”

About Netlist, Inc.

Netlist creates solutions that accelerate turning raw data into business insight. The company produces next generation persistent memory solutions that enable businesses to transact quicker, gain insight faster and reduce datacenter cost. Flagship products NVvault® and EXPRESSvault® accelerate system performance and provide mission critical fault tolerance.  HybriDIMM™, Netlist’s next-generation Storage Class Memory, lowers cost and improves performance of big data analytics and in-memory computing. The company holds a portfolio of patents, many seminal, in the area of hybrid memory, storage class memory, rank multiplication and load-reduction, among others. Netlist is part of the Russell Microcap® Index.  To learn more, visit www.netlist.com.

Safe Harbor Statement:

This news release contains forward-looking statements regarding future events and the future performance of Netlist. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and is based on currently available market, operating, financial and competitive information and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected, including, among others, risks associated with the launch and commercial success of our products, programs and technologies; the success of product, joint development and licensing partnerships; continuing development, qualification and volume production of HybriDIMM™ , as well as our other products and technologies; the rapidly-changing nature of technology in our industry; risks associated with intellectual property, including patent infringement litigation initiated by us or by others against us as well as the costs and unpredictability of litigation over infringement of our intellectual property; volatility in the pricing of DRAM ICs and NAND flash; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including predictions about the size of the market for our products; delays in our and our customers’ product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; and general economic and market conditions. Other risks and uncertainties are described in our annual report on Form 10-K filed on March 31, 2017, and subsequent filings with the U.S. Securities and Exchange Commission we make from time to time. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(Tables Follow)

For more information, please contact:

Brainerd Communicators, Inc.	Netlist, Inc.
Mike Smargiassi / William Metzger	Gail M. Sasaki
NLST@braincomm.com	Chief Financial Officer
(212) 986-6667	(949) 435-0025

Netlist, Inc.

Consolidated Balance Sheets

(in thousands)

	April 1,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,770	$9,476
Restricted cash	3,100	3,100
Accounts receivable, net	1,235	1,751
Inventories	4,497	3,160
Prepaid expenses and other current assets	2,542	1,766
Total current assets	19,144	19,253

Property and equipment, net	602	645
Other assets	71	70
Total assets	$19,817	$19,968

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,255	$4,028
Revolving line of credit	1,410	676
Accrued payroll and related liabilities	818	1,085
Accrued expenses and other current liabilities	211	270
Notes payable and capital lease obligation, current	248	151
Total current liabilities	8,942	6,210
Convertible promissory note, net of debt discount, and accrued interest	14,380	14,251
Long-term warranty liability	40	36
Total liabilities	23,362	20,497

Commitments and contingencies

Stockholders’ deficit:
Preferred stock	—	—
Common stock	62	62
Additional paid-in capital	144,361	144,035
Accumulated deficit	(147,968)	(144,626)
Total stockholders’ deficit	(3,545)	(529)
Total liabilities and stockholders’ deficit	$19,817	$19,968

Netlist, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	April 1,	April 2,
	2017	2016

Net product sales	$9,426	$1,171
Non-recurring engineering revenues	—	3,429
Total net revenues	9,426	4,600
Cost of sales(1)	8,746	1,149
Gross profit	680	3,451
Operating expenses:
Research and development(1)	1,496	1,646
Intellectual property legal fees	466	823
Selling, general and administrative(1)	1,914	2,265
Total operating expenses	3,876	4,734
Operating loss	(3,196)	(1,283)
Other expense:
Interest expense, net	(148)	(137)
Other income, net	2	8
Total other expense, net	(146)	(129)
Loss before provision for income taxes	(3,342)	(1,412)
Provision for income taxes	—	1
Net loss	$(3,342)	$(1,413)
Net loss per common share:
Basic and diluted	$(0.05)	$(0.03)
Weighted-average common shares outstanding:
Basic and diluted	61,681	50,365

(1)  Amounts include stock-based compensation expense as follows:

Cost of sales	$16	$15
Research and development	66	135
Selling, general and administrative	182	308
Total stock-based compensation	$264	$458

Netlist, Inc.

Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended
	April 1,	April 2,
	2017	2016

GAAP net loss	$(3,342)	$(1,413)

Interest expense, net	148	137
Provision for income taxes	—	1
Depreciation and amortization	73	54

EBITDA (loss)	(3,121)	(1,221)

Stock-based compensation	264	458
Other income, net	(2)	(8)

Adjusted EBITDA (loss)	$(2,859)	$(771)